UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2006

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 29, 2006, TriQuint Semiconductor, Inc. (“TriQuint” or the “Company”) hosted an analyst day in New York at 1:00 p.m. EST. The event was previously announced in a press release issued by the Company on November 21, 2006 in which the Company indicated that portions of the event would be made available by webcast on the Company’s website, www. Triquint.com/investors/events. The event included an opening presentation by Ralph Quinsey, TriQuint’s President and Chief Executive Officer, and was followed by smaller group sessions led by the Company’s executives, which reviewed developments and future trends in the military, handset, base stations and broadband markets. However, on December 1, 2006, TriQuint learned that due to technical problems, the webcast failed and was not available to the public and the event was not recorded and cannot be made available for replay. The Company is therefore providing a copy of the slides that were used in the presentations, which are furnished hereto as Exhibit 99.1 and are incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Analyst Day Slide Presentation given by TriQuint Semiconductor, Inc. on November 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEPHANIE J. WELTY
Stephanie J. Welty
Chief Financial Officer

Date: December 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Analyst Day Slide Presentation given by TriQuint Semiconductor, Inc. on November 29, 2006